                                                                     EXHIBIT 4.1

THE WARRANT REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND IS BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE WARRANT REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE WARRANT REPRESENTED HEREBY AND THE SHARES EXERCISABLE HEREUNDER ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE SET FORTH IN THE SHAREHOLDERS AGREEMENT (AS DEFINED HEREIN). THE WARRANT REPRESENTED HEREBY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OF THE WARRANTS REPRESENTED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                             Warrant to Purchase
                                                       Series A Preferred Shares

                              PAMECO CORPORATION

                                    WARRANT


                         To Subscribe for and Purchase
              Series A Cumulative Pay-in-Kind Preferred Stock of

                              PAMECO CORPORATION


          THIS CERTIFIES that, for value received, ____________________ (the "Purchaser") is the owner of a warrant (the "Warrant") which entitles Purchaser to purchase from Pameco Corporation (the "Company"), in accordance with the terms herein, at any time after the date hereof until 5:00 p.m., New York, New York time on [insert date which is 8 years following the Initial Closing Date], ______/1/ shares, subject to adjustment as set forth herein, of Series A Cumulative Pay-in-Kind Preferred Stock of the Company, par value $1.00 per share (the "Preferred Shares") at the price and on the other terms and conditions set forth herein. This Warrant is one of the Warrants issued pursuant to that certain Securities Purchase Agreement dated as of February 16, 2000, among the Purchaser, Quilvest American Equity, Ltd. and the Company (as amended, from time to time, the "Purchase Agreement"), and is subject to the following provisions, terms and conditions.

_____________
/1/ Total of 140,000 for all Warrants issued at the Initial Closing.

          1.   Payment of Exercise Price and Exercise of Warrant.
               -------------------------------------------------

               (a)  Exercise of Warrant. This Warrant shall be immediately
                    -------------------
exercisable, in whole or in part commencing on the date hereof and continuing from time to time hereafter during its term. This Warrant shall be exercisable to purchase an initial amount of _________ Series A Preferred Shares (the "Initial Amount") and such other Series A Preferred Shares as set forth in
Section 2 hereof (collectively, the "Warrant Shares").

               (b)  Exercise Price. This Warrant shall be exercisable at an
                    --------------
initial exercise price of [insert 12,000% of initial conversion price then in effect] per Warrant Share, subject to adjustment as set forth in Section 2 hereof (the "Exercise Price").

               (c)  Payment of Exercise Price. The Purchaser may pay the
                    -------------------------
Exercise Price for that number of Warrant Shares sought to be purchased (the "Exercised Shares") in one or a combination of the following methods:

                    (1) by delivering immediately available funds to the Company in an amount equal to the Exercise Price; or

                    (2) by instructing the Company to issue to the Purchaser that number of Warrant Shares determined by multiplying the number of Exercised Shares to which it would otherwise be entitled if it paid the Exercise Price in accordance with clause (1) above, by a fraction, the numerator of which shall be the excess, if any, of the Fair Market Price Per Share of the Preferred Shares (as defined herein), as of the date of exercise, over the Exercise Price, and the denominator of which shall be the Fair Market Price Per Share of the Preferred Shares as of the date of exercise.

For the purposes hereof, the Fair Market Price Per Share of the Preferred Shares on any date shall be determined by the Board of Directors of the Company reasonably and in good faith taking into account the convertibility of such shares into shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), to the extent such shares are convertible.

               (d)  Method of Exercise. This Warrant shall be exercisable during
                    ------------------
its term by written notice ("Purchaser Notice"), substantially in the form attached as Exhibit A. Such Purchaser Notice shall be signed by the Purchaser and shall be delivered in person, by certified mail or by overnight courier guaranteeing next business day delivery, to the Company, or such other person as may be designated by the Company, at the location designated in Section 9 herein, or at such other address as the Company may from time to time designate in writing. The Purchaser Notice shall be accompanied by full payment of the Exercise Price in one or a combination of the methods as described in subsection 1(c) above. The certificate or certificates for the Exercised Shares shall be registered in the name of the Purchaser and shall be legended as may be reasonably required by the Company and/or applicable law. Subject to subsection
(e) below, the Company agrees that the Exercised Shares so purchased shall be and are deemed to be issued to Purchaser as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to subsection
(e) below, certificates for the Exercised Shares so purchased shall be delivered to Purchaser within a reasonable time, not exceeding five days, after the rights represented by this Warrant shall have been so exercised, and unless this Warrant shall have been so exercised, or shall have expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be delivered to Purchaser within such time.

               (e)  Restrictions on Exercise and Transfer. This Warrant may not
                    -------------------------------------
be exercised if the issuance of the Warrant Shares upon such exercise or the method of payment of consideration for such Warrant Shares would constitute a violation of any applicable federal or state securities laws, the rules and regulations of an applicable securities exchange or quotation, system, or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"). In furtherance of the foregoing, and not in limitation thereof, upon receipt of notice from the Purchaser that it intends to exercise the Warrant, the Company shall promptly comply with the provisions of Section 7.7 of the Purchase Agreement. The Purchaser acknowledges that as of the date hereof it has entered into the Shareholders Agreement dated as of February 18, 2000 (as amended, from time to time, the "Shareholders Agreement"), among the Purchaser, the Company and certain other shareholders of the Company, which pertains to the transferability of this Warrant and the Warrant Shares.

          2.   Adjustment of Exercise Price and Number of Warrant Shares. The
               ---------------------------------------------------------
number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as described in this Section 2.

               (a)  Certain Proportional Adjustments. In case at any time after
                    --------------------------------
the date hereof, there shall be paid a dividend on, or a distribution is made with respect to, the Preferred Shares (other than the dividends payable pursuant to Section 3(a) of the Preferred Designation), and such dividend or distribution is paid or made in the form of additional Preferred Shares, or all or any portion of the outstanding Preferred Shares shall be subdivided into a greater number of shares of Preferred Shares, then the Exercise Price in effect at the opening of business on the day following the day upon which such dividend is paid, such distribution is made or such subdivision becomes effective shall be proportionately reduced and, conversely, in case at any time after the date hereof, all or any portion of the shares of Preferred Shares outstanding shall each be combined into a smaller number of shares of Preferred Shares, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such dividend, distribution, subdivision or combination becomes effective.

               (b)  Minimum Adjustment. Notwithstanding any other provision of
                    ------------------
this Section 3, no adjustment to the Exercise Price shall reduce the Exercise Price below the then par value per share of the Preferred Shares, and any such purported adjustment shall instead reduce the Exercise Price to such par value. The Company hereby covenants not to take any action (A) to increase the par value per share of the Preferred Shares or (B) that would or does result in any adjustment in the Exercise Price that would cause the Exercise Price to be less than the then par value per share of the Preferred Shares. Notwithstanding any other provision of this

Section 2, no adjustment in the Exercise Price need be made until all cumulative adjustments amount to 1% or more of the Exercise Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

               (c)  Fractional Interests. The Company shall not issue fractional
                    --------------------
shares or scrip representing fractional shares of Preferred Shares upon exercise of Warrants. Instead the Company shall pay a cash adjustment based upon the Fair Market Price Per Share of the Preferred Shares on the business day immediately preceding the date of exercise. If more than one Warrant shall be surrendered for exercise at one time by the same Holder, the number of shares issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered.

               (d)  Merger, Consolidation, Etc. In the event that the Company
                    --------------------------
shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Preferred Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Preferred Shares), (ii) any consolidation of the Company with, or merger of the Company into, any other individual, corporation, partnership, firm, joint venture, association, limited liability company or partnership, trust, unincorporated organization or governmental body (each referred to as a "Person"), any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Preferred Shares), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange, pursuant to which the Preferred Shares is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Purchaser of each Warrant Share then outstanding shall have the right thereafter, to convert such share into the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Preferred Shares into which such Warrant Share might have been exercised immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange. The Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation, or in other constituent documents, to establish such right. Such certificate or articles of incorporation, or other constituent documents, shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation, or other constituent documents, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The above provisions shall similarly apply to successive recapitalization, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

               (e)  Reservation of Shares. The Company shall at all times
                    ---------------------
reserve and keep available, out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants, such number of shares of Preferred Shares, free of preemptive rights, as shall from time to time be sufficient to effect the exercise of all Warrants from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Georgia, use its best efforts to increase the authorized number of Preferred Shares if at any time the number of shares of authorized and unissued Preferred Shares shall not be sufficient to permit the conversion of all the then outstanding Warrants. The Company shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of Preferred Shares on conversion of the Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Preferred Shares (or other securities or assets) in a name other than that in which the Warrants so exercised were registered.

               (f)  Certain Company Obligations. In case:
                    ---------------------------

                         (i)  of any reclassification of the Preferred Shares or
the Class A Common Stock (other than a subdivision or combination of the outstanding preferred or common stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Preferred Shares or the Class A Common Stock is converted into other securities, cash or other property; or

                         (ii) of the voluntary or involuntary dissolution,
liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Purchasers, at their last addresses as they shall appear upon the stock transfer books of the Company, at least 20 days prior to the proposed record or effective date, as the case may be, notice stating the date on which such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of the Preferred Shares or the Class A Common Stock shall be entitled to exchange their Preferred Shares or Class A Common Stock for securities or other property deliverable upon such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

               (g)  Shares Deemed Outstanding. For purposes of this Section 2,
                    -------------------------
the number of Series A Preferred Shares at any time outstanding shall not include any Preferred Shares then owned or held by or for the account of the Company.

          3.   Redemption by Company.
               ---------------------

               (a) The Company shall have the option to redeem (subject to the legal availability of funds therefor) all, or any part of, the outstanding (and due to be issued and outstanding as of such date pursuant to Section 2 above) Warrants as set forth below. From time to time, on and after the sixth anniversary of the Issue Date (as defined in the Preferred Designation), the Company may redeem the Warrants at a price per share of Class A Common Stock into which the Series A Preferred Shares for which this Warrant is then exercisable are then convertible, payable in cash, equal to 105% of the excess of (i) the fair market value of such Class A Common Stock (the "Common Fair Market Value") over (ii) the Exercise Price then in effect (the "Redemption Price"). As used herein, the Common Fair Market Value shall equal (A) the Weighted Average Trading Price (as defined in the Purchase Agreement) during the 10 trading days immediately prior to the date of the Redemption Notice or (B) if the Class A Common Stock is not traded on a national securities exchange or Nasdaq, then as determined reasonably and in good faith by the Board of Directors. If the Redemption price as calculated is negative, then the Redemption Price shall be $0.01.

               (b) In case of redemption of less than all of the outstanding Warrants issued pursuant to or in connection with the Purchase Agreement, such Warrants to be redeemed shall be redeemed on a pro rata basis among all Purchasers.

               (c) Notice of any redemption (the "Redemption Notice") shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by U.S. express mail, overnight courier guaranteeing next Business Day delivery, postage or charges prepaid, to the Purchaser at its last address as it shall appear on the books of the Purchaser; provided, however, the validity of the proceedings for the redemption of any Warrants shall only be affected with respect to any Purchaser to whom the Company has failed to give notice or except as to the Purchaser to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Warrants to be redeemed and, if less than all such shares held by such Purchaser are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where the Warrants are to be surrendered for payment of the Redemption Price; (v) the Exercise Price then in effect; and (vi) that the Purchaser's right to exercise the Warrants for Preferred Shares shall terminate on the close of business on the third business day preceding such Redemption Date. Upon the sending of any such notice of redemption, the Company shall become obligated to redeem on the applicable Redemption Date all such Warrants called for redemption and the Company shall take all steps necessary to pay the Redemption Price on the Redemption Date.

               (d) If notice has been sent in accordance with Section 3(c) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the Purchaser of such Warrants so called for redemption, so as to be, and to continue to be available therefor, then, from and after the applicable Redemption Date, the Warrants so called for redemption shall no longer be deemed to be outstanding and shall no longer be exercisable, and all rights of the Purchaser thereof as Warrant holders (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Warrants so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price.

               (e) Any deposit of funds with a bank or trust company for the purpose of redeeming Warrants shall be irrevocable except that any balance of monies so deposited by the Company and unclaimed by the Purchaser of the Warrants entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Purchaser of the

Warrants entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

          4.   Put Right.
               ---------

               (a) The Purchaser is entitled to sell all, or any part of, the outstanding (and due to be issued and outstanding as of such date pursuant to Section 2 hereof) Warrants to the Company as set forth below in this Section 4. The Company shall take all necessary actions to pay the applicable put price on the Put Date (as defined below), subject to the provisions of the Georgia Business Corporation Code, as amended ("GBCC") applicable to the repurchase of its securities. If there shall be a legal impediment imposed by the GBCC to the Company's repurchase of the Warrant pursuant to this Section 4, the Company shall use its best efforts to remove or remedy such impediment and pay the Put Price as soon as possible. Commencing upon the fifth anniversary of the Issue Date, Purchaser may require the Company to purchase, and the Company shall purchase, all or any part of the Warrants owned by it (the "Put Right") at a price per share of Class A Common Stock into which the Series A Preferred Shares for which this Warrant is then exercisable are then convertible, payable in cash, equal to the excess of (x) the Common Fair Market Value over (y) the Exercise Price then in effect (the "Put Price").

               (b) Notice of any Put Right shall be sent to the Company by or on behalf of the Purchasers exercising not less than 5 nor more than 30 days prior to the date specified for sale in such notice (the "Put Date"), by U.S. express mail or overnight courier guaranteeing next Business Day delivery, postage or charges prepaid. Such notice shall state: (i) the Put Date; (ii) the number of Warrants to be sold to the Company; and (iii) the date and the place where for the closing of the Put Right as set forth herein.

          5.   Blue Sky Exemption. The purchase of this Warrant and the
               ------------------
underlying Warrant Shares is expressly conditioned upon the exemption from qualification of the offer and sale of this Warrant and the underlying Warrant Shares from applicable Federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company may rescind any sale contracted in the jurisdiction.

          6.   Exchange and Replacement of Warrant. Upon receipt by the Company
               -----------------------------------
of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of an indemnity reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

          7.   Reservation and Listing of Securities. The Company shall at all
               -------------------------------------
times reserve and keep available out of its authorized shares of preferred stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of preferred stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of preferred stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder.

          8.   No Rights as Shareholders. Nothing contained herein shall be
               -------------------------
construed as conferring upon the Purchaser or its transferees the right to vote or to receive dividends or to consent to or receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          9.   Notices. All notices required to be given to the parties
               -------
hereunder shall be in writing and shall be deemed to have been given sufficiently for all purposes when presented personally to such party, sent by facsimile to such party or sent by U.S. express mail, return receipt requested, or by overnight courier guaranteeing next business day delivery, to such party at its address set forth below:

     Company:       Pameco Corporation
                    1000 Center Place
                    Norcross, GA 30093
                    Attention: Vice Chairman and Chief Financial Officer
                    Telecopier: 770-798-7141
                    Telephone:  770-798-0700

     Purchaser:     ________________________
                    ________________________
                    ________________________
                    Attention:  ____________
                    Telecopier: ____________
                    Telephone:  ____________

Such notice shall be deemed to be given when received if delivered personally, at the time of transmittal if sent via facsimile during regular business hours (if sent outside of such regular business hours then at 9:00 a.m. on the next business day) or the next business day after the date mailed as aforesaid or delivered to an overnight courier. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

          10.  Governing Law; Jurisdiction, Etc. This Warrant Certificate shall
               --------------------------------
be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws principles. The Purchaser and the Company each agrees to submit to the jurisdiction of the courts of the State of New York in New York County and to the jurisdiction of the United States District Court for the Southern District of New York, and hereby agrees that service of process may be effected in accordance with the delivery methods described in Section 9 above.

          11.  Amendment. The Company may from time to time supplement or amend
               ---------
this Warrant in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Warrant and, so long as in the case of any of the foregoing, it shall not adversely affect the interests of the Purchaser. Any other amendments hereto may only be made in a writing signed by both the Company and the Purchaser.

          12.  Successors. All the covenants and provisions hereof by or for the
               ----------
benefit of the Company or the Purchaser shall bind and inure to the benefit of their respective successors and permitted assigns hereunder, except as otherwise provided herein.

          13.  No Benefits to Others. Nothing herein shall be construed to give
               ---------------------
to any person or corporation, other than the Company and the Purchaser (and their successors and permitted assigns), any legal or equitable right, remedy or claim hereunder.

          14.  Captions. The Captions of the sections and subsections hereof
               --------
have been inserted for convenience only and shall have no substantive effect.

          IN WITNESS WHEREOF, the Company has duly executed this Warrant as of the _____ day of ____________, ____.


                                    PAMECO CORPORATION



                                    By: /s/ Richard Martin
                                        -----------------------------
                                    Name:   Richard Martin
                                    Title:  Vice President